Exhibit 99.2

Questions and Answers

Morningstar to Acquire PitchBook Data; Agreement Will Combine Leading Providers of Public and Private Company Research

Background

                 We’ve announced plans to acquire PitchBook Data, Inc. in a transaction that values PitchBook at $225.0 million. Morningstar has been an investor in Seattle-based PitchBook since 2009. We already own approximately 20 percent of the company and will pay about $180 million (subject to working capital adjustments) for the remaining stake. After the acquisition closes, PitchBook will become a wholly owned subsidiary of Morningstar.

                 PitchBook is a leading data, software, and technology provider for professionals in venture capital, private equity, and mergers and acquisitions (M&A). The award-winning PitchBook Platform delivers comprehensive data coverage across the full lifecycle of private market transactions, from fundraising to investments to exits. PitchBook’s data, delivered via a best-in-class user interface, includes the limited partners, investment funds, and service providers involved.

                 As part of our previous investments in the company, Morningstar president Kunal Kapoor, who will become chief executive officer of Morningstar effective January 1, 2017, has been on PitchBook’s board of directors since 2012.

                 PitchBook’s growth has been strong since its founding nine years ago, and it’s poised for continued growth as venture capital, private equity, and M&A are areas of increasing investor interest.

General Questions

What is PitchBook?

PitchBook is a leading data, software, and technology provider for professionals in venture capital, private equity, and mergers and acquisitions. The award-winning PitchBook Platform delivers comprehensive data coverage across the full lifecycle of private market transactions, from fundraising to investments to exits. PitchBook’s data, delivered via a best-in-class user interface, includes the limited partners, investment funds, and service providers involved.

Is PitchBook’s dataset global?

PitchBook’s data covers the venture capital, private equity, and M&A markets in the United States and globally (primarily in Europe).

Why is Morningstar acquiring PitchBook?

This acquisition is a strategic fit for Morningstar for a few important reasons:

                 We share a common goal of bringing transparency to the investment landscape, and the same dedication to operational excellence, customer service, and innovation. Both Morningstar and PitchBook are rooted in investment data and have entrepreneurial cultures.

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Questions and Answers

Morningstar to Acquire PitchBook Data; Agreement Will Combine Leading Providers of Public and Private Company Research

               Data on the private capital markets is difficult to find and often in non-standard formats, and the award-winning PitchBook Platform delivers comprehensive data coverage across the full lifecycle of private market transactions, from fundraising to investments to exits. PitchBook’s data, delivered via a best-in-class user interface, includes the limited partners, investment funds, and service providers involved.

               Data, along with research, has always been Morningstar’s “sweet spot,” underpinning all of our key investment areas. In addition, PitchBook’s database will help accelerate our efforts in equity data (both private and public companies).

               Multi-asset portfolios are becoming the norm, and combining Morningstar’s public company data with PitchBook’s private capital data will give us one of the most comprehensive multi-asset datasets in the industry, helping us better meet the needs of our advisor and asset management clients.

               We’ll gain access to a new client segment (private/institutional investors) but in an area we know well—data and software.

What are the benefits for PitchBook?

PitchBook’s growth has been strong since its founding nine years ago, and it’s poised for continued growth as venture capital, private equity, and M&A are areas of increasing investor interest. The two companies are a good fit, with a common goal of bringing transparency to the investment landscape, and both Morningstar and PitchBook have roots in investment data and entrepreneurial cultures.

PitchBook founder and CEO John Gabbert first reached out to Morningstar as a potential investor seven years ago because he admired Morningstar’s entrepreneurial spirit and innovative products. Joining forces with Morningstar will help PitchBook enter into its next stage of growth, including developing the next-generation version of its award-winning data and software platform, investing in world-class sales and customer support capabilities, and expanding to reach private capital investors globally.

Where is PitchBook located? Will it remain in that location?

Its headquarters are in Seattle, Washington. PitchBook also has offices in London and New York. We plan to keep the headquarters in Seattle. If it makes sense based on the lease terms and space needs for both teams, we may eventually consider combining our facilities in London and New York (where Morningstar and PitchBook both have office locations).

How many employees does PitchBook have?

PitchBook has about 300 employees, most of whom are in Seattle. The company also has nearly 300 contractors who work in Ukraine and India.

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Questions and Answers

Morningstar to Acquire PitchBook Data; Agreement Will Combine Leading Providers of Public and Private Company Research

Will these employees and contractors remain with PitchBook?

Yes.

Do you plan to integrate PitchBook’s business operations with Morningstar?

PitchBook will continue to operate as an independent business. Founder and CEO John Gabbert will continue to lead the business, which will remain functionally separate in most respects, while collaborating with Morningstar on certain areas, such as data collection technologies. John will report to Kunal Kapoor, president, who will become Morningstar’s chief executive officer on Jan. 1, 2017.

Will PitchBook’s capabilities be integrated into Morningstar’s products?

We’ll be looking at ways to incorporate PitchBook’s dataset into our products over time.

Will Morningstar keep PitchBook as a standalone product?

Yes.

Will the PitchBook brand remain intact?

We’re planning to keep the PitchBook brand.

Will Morningstar’s sales team be able to sell PitchBook data? When?

We’ll be working out a plan for our sales teams to coordinate their efforts for enterprise-level sales and will be able to provide more information after the transaction closes.

Do Morningstar and PitchBook have many of the same clients?

We work with some of the same firms, but there isn’t a lot of overlap.

Does this signal more acquisitions in the future?

We continue to evaluate acquisition opportunities in the same way we always have. We look for businesses that will help drive our strategy and expand our moat (i.e. our sustainable competitive advantage), with missions and cultures that are complementary to Morningstar.

Financial Questions

When do you expect the acquisition will close?

We expect it to close in the fourth quarter of 2016.

What approvals are required before the transaction is finalized?

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Questions and Answers

Morningstar to Acquire PitchBook Data; Agreement Will Combine Leading Providers of Public and Private Company Research

The acquisition is subject to customary closing conditions, including Hart-Scott-Rodino clearance.

What are the financial terms of the deal?

We’ll acquire PitchBook based on a total company value of $225.0 million. When the transaction is completed, we will pay approximately $180 million (subject to working capital adjustments) because we already own about 20 percent of the company.

How will Morningstar pay for the acquisition?

We plan to fund the acquisition by expanding our existing revolving credit facility.

How large is PitchBook’s annual revenue base?

PitchBook had $31.1 million in revenue for the trailing 12 months ending June 30, 2016.

Is the company profitable?

No. The company has been investing heavily as it expands its business and has had a net operating loss for the past several years.

Do you anticipate any other costs related to the acquisition?

Yes. We’ll incur additional operating expense related to the acquisition, including additional compensation costs related to management incentive plans as well as amortization expense for intangible assets.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 2005

This document contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to maintain and protect our brand, independence, and reputation; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; liability related to our storage of personal information related to individuals as well as portfolio and account-level information; compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations; downturns in the financial sector, global financial markets, and global economy; the effect of market volatility on revenue from asset-based fees; the effect of changes in industry-wide issuance volume from commercial mortgage-backed securities; a prolonged outage of our database, technology-based products and services, or network facilities; challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; and trends in the mutual fund industry, including the increasing popularity of passively managed investment vehicles. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

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